                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes Michael Williams, Chairman of the Board, or Paul Skubic, President, to execute in the name of each such person who is then an officer or director of the registrant, and to file, the 1998 Harris Preferred Capital Corporation Annual Report to the Securities and Exchange Commission on Form 10-K pursuant to the requirements of the Securities Exchange Act of 1934.


/s/ DAVID BLOCKOWICZ                               /s/ PAUL R. SKUBIC
--------------------------------------------       --------------------------------------------
David Blockowicz                                   Paul R. Skubic
Director                                           Director

/s/ FRANK M. NOVOSEL                               /s/ DELBERT WACKER
--------------------------------------------       --------------------------------------------
Frank M. Novosel                                   Delbert Wacker
Director                                           Director

/s/ THOMAS R. SIZER                                /s/ MICHAEL D. WILLIAMS
--------------------------------------------       --------------------------------------------
Thomas R. Sizer                                    Michael D. Williams
Director                                           Director